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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-72086, No. 33-86040, No. 333-05643 and No. 333-56215 of The Talbots, Inc. and
its subsidiaries on Forms S-8 of our reports dated March 17, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Talbots, Inc. and its subsidiaries for the year ended January 30, 1999.



/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
April 29, 1999
Boston, Massachusetts